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                                                                    Exhibit 99.1

[EMERSON LOGO]
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                               NEWS & INFORMATION
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FOR:         EMERSON RADIO CORP.
             9 Entin Road
             Parsippany, NJ 07054-0430

CONTACT:     EMERSON RADIO CORP.           OR:     INVESTOR RELATIONS:
             Guy A. Paglinco                       Robert Maffei
             Vice President,                       Investor Relations Manager
             Chief Financial Officer               (973) 428-2098
             (973) 428-2413

                                                   EPOCH FINANCIAL GROUP, INC.
                                                   Victor Thompson or
                                                   Todd Atenhan
                                                   (888) 917-5105

February 2, 2006



                              FOR IMMEDIATE RELEASE


       EMERSON RADIO CORP. APPOINTS EDUARD WILL TO ITS BOARD OF DIRECTORS

           FILLS VACANCY ON AUDIT COMMITTEE TO REGAIN AMEX COMPLIANCE

PARSIPPANY, NJ - February 2, 2006 -- Emerson Radio Corp. (AMEX: MSN) announced today that it has expanded its Board of Directors to six members and approved the appointment of Eduard Will to serve on Emerson's Board of Directors. In addition, Mr. Will was appointed to fill the vacancy on Emerson's Audit Committee.

Commenting on the appointment of Mr. Will to the Company's Board of Directors, Geoffrey P. Jurick, Chairman & Chief Executive Officer of Emerson Radio said, "I am very pleased to welcome Eduard Will as an independent director of Emerson Radio Corp. Mr. Will's global business experience and financial knowledge will be very helpful to us in expanding our business into new product lines and geographic territories.

Mr. Will brings a successful career record of more than 37 years as a merchant banker, senior advisor and as a director of various public and private companies. Presently, Mr. Will is serving on the Board of Directors or acting as Senior Adviser to: Koolconnect Technologies Inc.; Wasatch Photonics Inc.; Ithaca Technologies LLC; T & W Electronics Co., Darby Overseas and Integrated Data Corporation.

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As a result of the appointment of Mr. Will, Emerson's Audit Committee is now comprised of three independent directors in compliance with the requirements of
Section 121(B)(2) of the AMEX rules, each of whom satisfies the independence standards set forth in Section 121A of the AMEX rules and Rule 10A-3 of the Securities and Exchange Act of 1934. As previously announced, Emerson was notified by The American Stock Exchange that it was not in compliance with the AMEX rule as a result of the untimely death of Robert H. Brown, Jr., a former Director and Audit Committee member of Emerson, in August 2005.

Emerson Radio Corp. (AMEX:MSN - News), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, throughout the world, full lines of televisions and other video products, microwave ovens, clocks, clock radios, audio and home theater products.

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company's reports as filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended March 31, 2005. The Company assumes no obligation to update the information contained in this news release.